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                                                                   EXHIBIT 10.16


                          FORM OF SEPARATION AGREEMENT


                  AGREEMENT between Flowers Foods, Inc., a Georgia corporation (the "Company"), and ______________ (the "Employee"), dated as of the __ day of _____, 2001.

                  WHEREAS, the Company, on behalf of itself and its shareholders, wishes to continue to attract and retain well-qualified executive and key personnel who are an integral part of the management of the Company or of one or more of its Subsidiaries, such as Employee, and to assure itself of continuity of management in the event of any prospective or actual Change in Control (as defined in Section 2 of this Agreement) of the Company; and

                  WHEREAS, the Company wishes to provide the Employee with appropriate protection with respect to the Employee's continued employment in the event of a prospective or actual Change in Control, in exchange for the Employee agreeing to continue to serve as an executive employee of the Company or a Subsidiary in the event of a prospective or actual Change in Control; and

                  WHEREAS, the Employee agrees to continue to serve as an executive employee of the Company or a Subsidiary in the event of a prospective or actual Change in Control as consideration for the employment rights set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.              Operation of Agreement.

         (a)               The "Effective Date" shall be _____________.

         (b) Certain capitalized terms shall have the meaning indicated in Appendix I. In addition, the term "Employer" shall mean either the Company or a Subsidiary, as applicable, which is the direct employer of the Employee.

         (c) The "Coverage Period" is the period commencing on the Effective Date and ending on the second anniversary of such date; provided, however, that commencing on the date one year after the Effective Date (the "Renewal Date"), and on each anniversary of the Renewal Date, the Coverage Period shall be automatically extended so as to terminate two years from such Renewal Date or Renewal Date anniversary, as the case may be, unless at least 60 days prior to the Renewal Date or Renewal Date anniversary, as the case may be, either party shall give the other party written notice that the Coverage period shall not be so extended. Notwithstanding the foregoing, in the event a Change in Control (as defined below) occurs during the Coverage Period, the Coverage period shall be automatically extended to terminate on the second anniversary of the Change in Control.


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2.                Change in Control -- means the occurrence of any one or more of the following events, subject to the provisions of subsection (g) hereof:

         (a) The Company merges into itself, or is merged or consolidated with another entity, and as a result of such merger or consolidation, less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former shareholders of the Company immediately prior to such transaction;

         (b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer, less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former shareholders of the Company immediately prior to such transaction or series of transactions;

         (c) a person, within the meaning of Sections 3(a)(9) or 13(d)(3) (as in effect on the effective date of this Agreement) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (1) 15% or more, but less than 35%, of the voting power of the then-outstanding voting securities of the Company without prior approval of the Board of Directors, or (2) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (i) any subsidiary; (ii) any employee benefit plan of the Company or any subsidiary; or
                  (iii) any person or group of which employees of the Company or of any subsidiary control a greater than 25% interest, unless the Compensation Committee determines that such person or group is making a "hostile acquisition"; or (iv) any person or group of which the Company is an affiliate;

         (d) a majority of the members of the Board of Directors are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors who (1) was a member of the Board of Directors on the effective date of this Agreement or (2) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election; or

         (e) the Board of Directors determines that (1) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within subsections
                  (a), (b), (c) or (d) of this Section 2, and (2) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Section 2, if such actual or proposed transaction constitutes a Change in Control.


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         (f)              an event described in subsections (a) through (e)
                  above occurs with respect to the Employer, if it is not also the Company.

         (g)               Notwithstanding the foregoing provisions of this
                  Section 2:

                  (1) if any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in subsection (e) of this Section 2 shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board of Directors may, by notice to the affected parties, nullify the effect thereof, but without prejudice to any action that may have been taken prior to such nullification; and

                  (2) unless otherwise determined in a specific case by the Board of Directors, a "Change in Control" shall not be deemed to have occurred for purposes of subsection
                           (c) of this Section 2 solely because (i) the Company,
                           (ii) a subsidiary or (iii) any the Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
                           Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

3. Employment Period. Subject to the provisions of Sections 6 and 7 of this Agreement, and provided (i) that the Employee is still employed by the Employer immediately preceding the occurrence of a Change in Control, and (ii) that this Agreement is in effect as provided in Section 1 above, the Employer hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Employer for the period commencing on the effective date of such Change in Control (the "Commencement Date") and ending on the second anniversary of the Commencement Date or if earlier, the Employee's attainment of age sixty-five (65) (the "Employment Period"). The Employee also agrees to remain in the employ of the Employer in the event of any anticipated Change in Control, so long as this Agreement is in effect as provided in Section 1.

4.                Position and Duties.

         (a) During the Employment Period, the Employee's position (including status, offices, titles and reporting requirements, authority, duties and responsibilities) shall be at least commensurate in all material respects with those held, exercised and assigned at any time during the 90-day period immediately preceding the


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                  Commencement Date, and the Employee's principle place of
                  business shall be located within a 30 mile radius of the location of said principle place of business immediately preceding the Commencement Date.

         (b) Excluding periods of vacation and sick leave to which the Employee is entitled, the Employee agrees during the Employment Period to devote substantially all of his attention and time during normal business hours to the business and affairs of the Employer and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use reasonable best efforts to perform faithfully and efficiently such responsibilities. The Employee may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not interfere with the performance of the Employee's responsibilities to the Employer. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Commencement Date, such prior conduct of activities, and any subsequent conduct of activities similar in nature and scope, shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Employer.

5. Compensation. The following provisions apply during such time as the Employee is employed during the Employment Period:

         (a) Base Salary. During the Employment Period, the Employee shall receive a base salary as increased hereunder from time to time ("Base Salary") at a rate at least equal to the salary rate paid to the Employee by the Employer, together with any of its Affiliates, immediately prior to the Commencement Date. The Base Salary shall be reviewed periodically and may be increased (but not decreased) in the course of each such review to reflect increases in the cost of living and such other increases as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives. Under no circumstances shall any increase in the Base Salary (i) limit or reduce any other obligation to the Employee under this Agreement, or (ii) be later reduced or eliminated, once effective.

         (b)               Annual Bonus and Long-term Incentive Compensation.

                  (i)               In addition to the Base Salary, the Employee
                           shall be paid, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus") pursuant to the Company's Annual Executive Bonus Plan, or a comparable successor plan, in cash, the amount of which Annual Bonus shall be based on substantially the same performance criteria and goals as were in effect in connection with the Bonus Plan or a comparable successor plan to said Bonus Plan immediately prior to the Commencement Date. In no event, however, shall the Employee's Annual Bonus be reduced to a level which is less than the average bonus paid by the Employer with respect to the Employee under the Bonus Plan (or a comparable successor plan to the Bonus Plan) for the three fiscal years of the Employer (or shorter actual period) in which were paid the highest bonuses during the five said


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                           years immediately preceding the Commencement Date. In
                           the event that the period for the first annual bonus under said plan has not expired by the date of the Change in Control, the Employee shall be deemed to have received the target bonus for said period. Each such Annual Bonus shall be payable within three months after the end of the fiscal year for which the Annual Bonus is awarded, unless the Employee shall otherwise timely elect to defer the receipt of such Annual Bonus under any deferred compensation plan of the Employer then in effect.

                  (ii)              For each fiscal year during the Employment
                           Period, the Employee shall also receive any long-term incentive compensation to which he is entitled pursuant to the terms of stock-based awards granted under the Company's Equity and Performance Incentive Plan ("Long-Term Incentive Compensation"), and shall furthermore continue to receive grants of said types of awards (other than an extraordinary award) consistent with the prior practices of the Company as determined in the two fiscal years of the Company ending immediately prior to the Change in Control (or shorter actual period).

         (c) Incentive Savings and Retirement Plans. In addition to the Base Salary and Annual Bonus and Long-term Incentive Compensation payable as herein above provided, the Employee shall be entitled to participate, during the Employment period, in all incentive, savings and retirement plans and programs applicable to other key executives of the Employer in comparable positions, but in no event shall such plans and programs, in the aggregate, provide the Employee with compensation, benefits and reward opportunities less favorable than those provided by the Employer under such plans and programs as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Commencement Date.

         (d) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's dependents as the case may be, shall be eligible to participate in and shall receive all benefits under each welfare benefit plan of the Employer, including, without limitation, all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of the Employer, as in effect with respect to the Employee and his dependents at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key executives of the Employer in comparable positions.

         (e) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Employee in accordance with the policies and procedures of the Employer as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key executives of the Employer in comparable positions.


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         (f)               Fringe Benefits. During the Employment Period, the
                  Employee shall be entitled to fringe benefits and perquisites in accordance with the policies of the Employer as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key executives of the Employer in comparable positions.

         (g) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Employee at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key executives of the Employer in comparable positions.

         (h) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies of the Employer as in effect with respect to the Employee at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key executives of the Employer in comparable positions.

6. Termination. Prior to the Commencement Date, the employment of the Employee may be terminated at any time by the Employee or the Employer, with or without cause of any nature, in accordance with the Employer's usual policies and practices, at which time this Agreement shall automatically terminate. The following provisions relate solely to termination of the Employee's employment during the Employment
         Period:

         (a)            Death or Disability.

                  (i)               Subject to Section 7 below, this Agreement
                           shall terminate automatically upon the Employee's death.

                  (ii)              Subject to Section 7 below, the Company may
                           terminate this Agreement after having established the Employee's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Employee written notice of its intention to terminate the Employee's employment. In such a case, the Employee's employment with the Employer shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date"), unless within 90 days after such receipt, the Employee shall have returned to the full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" means disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).


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         (b)               Cause. The Employer may terminate the Employee's
                  employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty, moral turpitude or willful misconduct taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company or any Subsidiary or which have a material adverse impact on the business or reputation of the Company or any Subsidiary of the Company, or
                  (ii) repeated violations by the Employee of the Employee's obligations under Section 4 of this Agreement which are demonstrably willful and deliberate on the Employee's part and which have a material adverse impact on the business or reputation of the Company or any Subsidiary of the Company, but specifically excluding alleged violations which are due to disability or for "Good Reason" as defined below.

         (c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means:

                           (i)      (A)      the Assignment to the Employee of
                                             any duties inconsistent in any
                                             material respect with the
                                             Employee's position (including
                                             status, offices, titles and
                                             reporting requirements), authority,
                                             duties or responsibilities as
                                             contemplated by Section 4 of this
                                             Agreement or

                                    (A)      any other action by the Employer
                                             which results in a material
                                             diminishment in such position,
                                             authority, duties or
                                             responsibilities, other than action
                                             or inaction which is remedied by
                                             the Employer within 30 days after
                                             receipt of written notice thereof
                                             given by the Employee;

                  (ii)              any failure by the Company to comply with
                           any of the provisions of Section 5 of this Agreement, other than any failure which is remedied by the Company within 30 days after receipt of written notice thereof given by the Employee;

                  (iii)             the Employer's requiring the Employee to be
                           based at any office or location more than 30 miles away from that at which the Employee is based at the Commencement Date, except for travel reasonably required consistent with past practices, in the performance of the Employee's responsibilities;

                  (iv)              any purported termination by the Employer of
                           the Employee's employment otherwise than as permitted by this Agreement; or

                  (v)               any failure by the Company to comply with
                           and satisfy Section 12(c) of this Agreement.

         (d) Notice of Termination. Any termination by the Employer for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice


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                  which (i) indicates the specific termination provision in this
                  Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

         (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Employee's employment is terminated by the Employer in breach of this Agreement, the Date of Termination shall be the date on which the Employer notifies the Employee of such termination.

7. Obligations of the Company Upon Termination. The following provisions apply only in the event the Employee is terminated during the Employment Period:

         (a) Death. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement other than those payment amounts accrued and payable hereunder at the date of the Employee's death. Anything in this Agreement to the contrary notwithstanding, the Employee's family shall be entitled to receive benefits at least equal to those provided by the Employer to surviving families of executives of the Employer in the same or comparable positions under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee and/or the Employee's family, as in effect at the time of Employee's death with respect to other key executives of the Employer in comparable positions and their families.

         (b) Disability. If the Employee's employment is terminated by reason of the Employee's Disability, the Employee shall be entitled after the Disability Effective Date to receive any amounts then accrued and payable hereunder and to receive disability and other benefits at least equal to those provided by the Employer to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect with respect to executives of the Employer in the same or comparable positions at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee and/or the Employee's family, as in effect at the time of the disability termination with respect to other key executives of the Employer in comparable positions and their families.

         (c) Cause. If the Employee's employment shall be terminated for Cause, the Employer shall pay the Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and shall provide the Employee, through the Date of Termination, such welfare benefits, fringe benefits, and other perquisites as were provided to the Employee immediately prior to delivery to Employee of the Notice of Termination. Subject to Section 8

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                  below, the Company shall have no further obligation to the
                  Employee under this Agreement.

         (d) Good-Reason; Other Than for Cause or Disability. If the Employer shall terminate the Employee's employment with the Employer other than for Cause or Disability, or the employment of the Employee with the Employer shall be terminated by the Employee for Good Reason,

                  (i)               the Employer shall pay to the Employee in a
                           lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    (A)      if not theretofore paid, the
                                             Employee's Base salary through the
                                             Date of Termination at the rate in
                                             effect on the Date of Termination
                                             or, if higher, at the rate in
                                             effect immediately prior to the
                                             Commencement Date; and

                                    (B)      ____ times the sum of (x) the
                                             Employee's annual Base Salary at
                                             the rate in effect at the time
                                             Notice of Termination was given or,
                                             if higher, the rate in effect
                                             immediately prior to the
                                             Commencement Date and (y) a bonus
                                             equivalent equal to the Base Salary
                                             as determined in (x) above
                                             multiplied by the Target Bonus
                                             Percentage most recently applied to
                                             him for said purpose; provided,
                                             however, that the amount paid shall
                                             represent a period no longer than
                                             the period between the Date of
                                             Termination and the Employee's
                                             attainment of age sixty-five (65)
                                             and shall be prorated on a monthly
                                             basis, if necessary; and

                                    (C)      in the case of vested compensation
                                             previously deferred by the
                                             Employee, all amounts, if any, of
                                             such compensation previously
                                             deferred and not yet paid by the
                                             Company;

                  (ii)              the Employer shall, promptly upon submission
                           by the Employee of supporting documentation, pay or reimburse to the Employee any business-related costs and expenses (including already accrued moving and relocation expenses) paid or incurred by the Employee on or before the Date of Termination or within 30 days after the Date of Termination which would have been payable under Section 5(e) if the Employee's employment had not terminated;

                  (iii)             until the first anniversary of the
                           Employee's Date of Termination (such number of months remaining until such first anniversary is hereinafter sometimes referred to as the "Unexpired Term"), the Employer shall continue benefits (or equivalent coverage) to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in


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                           Sections 5(d) and 5(f) of this Agreement if the
                           Employee's employment had not been terminated, if and as in effect at any time during the 90-day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect from time to time during the Unexpired Term with respect to other key executives of the Employer in comparable positions and their families; and

                  (iv)              upon request by the Employee at any time
                           within one year following the Date of Termination, the Employer shall pay any reasonable expenses incurred by the Employee in relocating Employee and his dependents to any chosen location within the 48 contiguous United States which is more than 30 miles
                           from the Employee's residence         on the Date of
                           Termination, except to the extent (if any) that the expenses of such relocation have been or will be reimbursed by a new employer of Employee. Relocation expenses which shall be reimbursed pursuant to this paragraph include (1) all closing costs and brokerage or commission fees incurred by the Employee in connection with the sale of his home, and (2) all costs of moving household goods and personal effects
                           to the       new location (including costs of packing
                           and unpacking, and insurance for up to $100,000 coverage). In addition, upon the written request of the Employee, the Employer shall make an offer to purchase the Employee's home for cash in an amount equal to the greater of (A) the reasonably estimated value of Employee's home six months prior to the occurrence of the Change in Control or (B) the reasonably estimated value on the Date of Termination (the greater of such values is hereinafter referred to as the "Established Value"). For purposes of determining the Established Value, the Employer and the Employee shall each, at the Employer's expense, engage real estate appraisers who are certified to evaluate professionally the reasonably estimated values of the home as set forth above. The Established Value shall include the land, buildings, improvements, and designated items of personal property (limited to carpeting and draperies) which the Employee plans to leave behind when he or she moves. Upon completion of the two appraisals the two will be averaged to determine the Established Value. If, however, the lower of the two appraisals varies by more than 10% from the higher appraisal, a third appraisal will be made at the Employer's expense by an appraiser to be chosen mutually by the first two appraisers, and the average of all three appraisals will constitute the Established Value. The Employer will then offer in writing to purchase the home at the Established Value. The Employee will have 60 days from the date of the offer within which to accept the offer. The Employee will have, at his option, up to 60 days from his acceptance of the offer within which to close the sale and vacate the property. Additionally, the Employer shall pay the Employee such additional amount as is necessary in order to compensate the Employee for any taxes which become payable with respect to the expenses reimbursed as described in this subparagraph (iv), so that the covered relocation expenses are fully reimbursed on an after-tax basis.


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8.                Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Employer for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any other agreements with the Company or any of its Subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan or program of the Company or any of its Subsidiaries at or subsequent to the date of Termination shall be in accordance with such plan or program.

9. Full Settlement. The Company's obligation to make the payment provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances including, without limitation, any set-off, counterclaim, recoupment, defense (except as provided in this Agreement) or other right which the Company or Employer may have against the Employee or others. In no event shall the Employee be obligated to seek other employment by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, nor shall re-employment of the Employee elsewhere in any way affect or offset the amounts payable pursuant to this Agreement.

         The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may incur as a result of any contest, in which the Employee is successful in whole or in part, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof or as a result of any contest by the Employee, which is successful in whole or in part, against the amount of any reduction pursuant to Section 10 of this Agreement, plus in each case interest on the total unpaid amount determined to be payable under this Agreement, payable at rates of interest equal to the Company's borrowing rate under its senior bank credit facility (or its equivalent), as determined by the Compensation Committee acting in good faith, on the first business day in each such quarter which rate shall be expressed as a daily interest rate.

10.               Tax Gross-Up for Payments by the Company.

         (a) If a Change in Control of the Company occurs, and any payment or benefit provided by the Company or any of its Subsidiaries to or for the benefit of the Employee, whether paid or payable or provided or to be provided pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right, restricted stock award, executive incentive award, or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision) or to any similar excise or penalty tax imposed by state or local law, or any interest or penalties with respect to that tax (that tax or those taxes, together with any interest and penalties, may be referred to as the "Excise Tax"), then, if the Employee complies with the requirements of the policy contained in this Section 10, the Employee will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to those taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of subparagraph (f) below, all determinations required to be made under this policy, including whether an Excise Tax is payable by the Employee and the amount of that Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Employee and the amount of that Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Employee in his sole discretion. The Employee will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Employee within thirty (30) calendar days after the Employee's receipt of the first Payment upon or following the Change in Control, and any other time or times as may be requested by the Company or the Employee. If the Accounting Firm determines that any Excise Tax is payable by the Employee, the Company will pay the required Gross-Up Payment to the Employee within five (5) business days after receipt of the determination and calculations with respect to any Payment to the Employee. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it will, at the same time as it makes that determination, furnish the Company and the Employee an opinion that the Employee has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made under this policy. If the Company exhausts or fails to pursue its remedies pursuant to subparagraph (f) and the Employee subsequently is required to make a payment of any Excise Tax, the Employee will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Employee as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Employee within five (5) business days after receipt of the determination and calculations.

         (c) The Company and the Employee will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by subparagraph (b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Employee.

         (d) The federal, state and local income or other tax returns filed by the Employee will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Employee. The Employee will make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and those other documents reasonably requested by the Company, evidencing that payment. If prior to the filing of the Employee's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting firm determines that the amount of the Gross-Up Payment should be reduced, the Employee shall within five (5) business days pay to the Company the amount of that reduction.

         (e) The reasonable fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by subparagraph (b) will be borne by the Company to the extent they are reasonable by industry standards. If those fees and expenses are initially paid by the Employee, the Company will reimburse the Employee the full amount of those fees and expenses within five (5) business days after receipt from the Employee of a statement for them and reasonable evidence of his payment of them.

         (f) The Employee will notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. That notification will be given as promptly as practicable but no later than ten (10) business days after the Employee actually receives notice of that claim and the Employee will further apprise the Company of the nature of that claim and the date on which that claim is requested to be paid (in each case, to the extent known by the Employee). The Employee will not pay that claim prior to the earlier of (i) the expiration of the thirty (30) calendar-day period following the date on which he gives that notice to the Company and (ii) the date that any payment of an amount with respect to that claim is due. If the Company notifies the Employee in writing prior to the expiration of that period that it desires to contest the claim, the Employee will:

                  (i)               provide the Company with any written records
                           or documents in his possession relating to that claim reasonably requested by the Company;

                  (ii)              take that action in connection with
                           contesting the claim as the Company reasonably requests in writing from time to time, including without limitation accepting legal representation with respect to that claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                  (iii)             cooperate with the Company in good faith in
                           order effectively to contest that claim; and

                  (iv)              permit the Company to participate in any
                           proceedings related to that claim; provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with that contest and will indemnify and hold harmless the Employee, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect to the Excise Tax, imposed as a result of that representation and payment of costs and expenses. Without limiting the foregoing provisions of this subparagraph (f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this subparagraph (f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of that claim (provided, however, that the Employee may participate in them at his own cost and expense) and may, at its option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee will prosecute that contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs the Employee to pay the tax claimed and sue for a refund, the Company will advance the amount of that payment to the Employee on an interest-free basis and will indemnify and hold harmless the Employee, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect to the Excise Tax, imposed with respect to that advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which the contested amount is claimed to be due is limited solely to that contested amount. Furthermore, the Company's control of any contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable pursuant to this policy and the Employee will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

11. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company any and all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses, which (i) was obtained by the Employee during the Employment Period or during the Employee's prior employment by the Company or any of its Affiliates and
         (ii) is not public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, unless required by legal process.

12.               Successors.

         (a) This Agreement is personal to the Employee and without the prior written consent of the Company the benefits accrued and payable hereunder shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

         (c) In the event of a Change in Control of the Company, any Parent Company or Successor (as such terms are defined in Appendix I hereof) shall, (i) in the case of a Successor, by an agreement in form and substance reasonably satisfactory to the Employee, expressly assume and agree to perform this Agreement and, (ii) in the case of a Parent Company, by an agreement in form and substance reasonably satisfactory to the Employee, guarantee and agree to cause the performance of this Agreement, in each case, in the same manner and to the same extent as the Company would be required to perform if no Change in Control had taken place.

13. Coordination of Benefits. Notwithstanding any contrary provision of this Agreement, any amounts paid to Employee pursuant to any other plan or agreement on the part of the Company or a Subsidiary which provides severance compensation to the Employee under the circumstances which would result in payments under this Agreement, the Company's Severance Policy shall reduce pro tanto the amounts payable to Employee pursuant to this Agreement.

14. Indemnification. During the Coverage Period, and thereafter with respect to any act occurring within said Coverage Period, the Company agrees to continue in force any indemnification agreements or obligations which are in effect as of the Effective Date, and which would provide indemnification to Employee, including any such provisions of the Company's Articles of Incorporation or By-laws.

15.               Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Employee:

                           ----------------
                           ----------------
                           ----------------

                           If to the Company:
                           Flowers Foods, Inc.
                           1919 Flowers Circle
                           Thomasville, Georgia  31757
                           Attention:  Secretary with additional copy to the
                                       General Counsel

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.

         (f) The Employee and the Company and any other Employer acknowledge that the employment of the Employee by the Employer is "at will," and, prior to the Commencement Date, may be terminated by either the Employee or the Employer at any time with or without cause of any nature.

         (g) The terms "Parent Company," "Subsidiary," and "Successor" are defined in Appendix I hereto, which is incorporated by reference herein.

                  IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                      FLOWERS FOODS, INC.



                                      By:
                                          -----------------------------------

                                      Title:
                                          -----------------------------------


EMPLOYEE


---------------------------

                                   APPENDIX I

                          DEFINITIONS OF CERTAIN TERMS



         (1) The term "Parent Company" shall mean a corporation or corporations of which the Company becomes a direct or indirect subsidiary, or a corporation or corporations, or unincorporated entity or entities, which indirectly control the Company by controlling the greatest amount of equity (by vote) of the Company.

         (2) The term "Subsidiary" shall mean a corporation or other business entity at least 50% of whose stock (or other applicable capital interest) is owned directly or indirectly by the Company.

         (3) The term "Successor" shall mean another corporation or unincorporated entity or group of corporations or unincorporated entities which acquires all or substantially all of the assets